Exhibit 23.2

LIGHTHEART | SANDERS

CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Auditors' Reports, dated May 6, 2021 and December 14, 2020, on the financial statements of University of Antelope Valley, Inc. for the years ended December 31, 2020 and 2019, respectively, and Accountants' Review Reports, dated September 17, 2021 and February 4, 2021, on the financial statements of University of Antelope Valley, Inc. for the six months then ended June 30, 2021 and 2020, respectively, in Genius Group Ltd's registration statement on Form F-1. We also consent to application of such report to the financial information in the Report in Genius Group Ltd's registration statement on Form F-1, when such financial information is read in conjunction with the financial statements referred to in our reports.

Lightheart Sanders and Associates

Lightheart, Sanders and Associates
Certified Public Accountants

Madison, Mississippi
December 21, 2021

140 Fountains Blvd., Suite D, Madison MS 39110 ♦ 601-898-2727 ♦ www.lsacpafirm.com